Exhibit 10.1
                                                                    ------------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

            This Agreement, dated as of November 1, 2006 is made by and between Sun National Bank, a national banking association organized under the laws of the United States of America and having its principal place of business in Vineland, New Jersey ("Seller"), and City National Bank of New Jersey, a national banking association chartered under the laws of the United States and having its principal place of business in Newark, New Jersey ("Buyer").

                             ARTICLE I. DEFINITIONS

      1.1 Certain Defined Terms.
          ---------------------

            Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa.

            "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

            "Amount of Deposit Premium" has the meaning set forth in Section 3.1 of this Agreement.

            "Amount of Loan Premium" has the meaning set forth in Section 3.1 of this Agreement.

            "Assets" has the meaning set forth in Section 2.1 of this Agreement.

            "Assignment" shall mean, with respect to the Leased Realty, each landlord's written consent to the assignment and assumption of the lease related to the Leased Realty or a certificate of estoppel with respect to the remaining term of the lease with respect to the leased Realty for the benefit of Buyer with respect to the Branch.

            "ATM" means automatic teller machine.

            "Benefit Plan" means any pension, profit-sharing, or other employee benefit, fringe benefit, severance or welfare plan maintained by or with respect to which contributions are made by, Seller or any of its Affiliates with respect to Seller's employees.

            "Branch" means the branch office of Seller located at 1701 Market Street, Philadelphia, Pennsylvania 19103.

            "Branch Cash" means cash on hand at the Branch, including vault cash, teller drawer cash, petty cash and ATM cash.


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            "Business  Day" means any Monday,  Tuesday,  Wednesday,  Thursday or
Friday on which Seller is open for business.

            "Closing" means consummation of the purchase of the Assets by Buyer and the assumption of the Liabilities by Buyer.

            "Closing Date" has the meaning set forth in Section 9.1 of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Deposit Accounts" means the deposit accounts at the Branch, the balances of which are included in the Deposits or would be so included if the Deposit Account had a positive balance.

            "Deposits" or "Deposit Liabilities" means all deposits (as defined in 12 U.S.C. Section 1813(l)) which are booked at the Branch on the Closing Date, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (i) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans that are transferring from Seller to Buyer in accordance with this Agreement), (ii) deposits constituting official checks, travelers checks, money orders or certified checks, and (iii) the excluded deposit accounts described in Section 2.2(a) or otherwise set forth on Schedule 2.2(a) ("Excluded Deposits" shall refer to excluded deposits referred to at (i), (ii), and (iii).

            "Dispute Resolver" means an independent accounting firm or other independent third-party mutually acceptable to Buyer and Seller to act as Dispute Resolver; provided, however, that if the parties are unable to agree upon the selection of such Dispute Resolver within thirty (30) days of the initial request by either party to choose such Dispute Resolver, then the Dispute Resolver shall be chosen, or the dispute resolved, in accordance with the arbitration provisions set forth in Section 11.3

            "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, limitations, restrictions, commitments, security interests, pledges or other similar charges or liabilities, whether accrued, absolute, contingent or otherwise, except any of the forgoing: (i) for Taxes not yet due, (ii) that is a lien of a landlord, licensor, carrier, warehouseman, mechanic, materialsman, or any other statutory lien, in each case arising in the ordinary course of business, (iii) that otherwise does not materially detract from the value of the property as now used or materially interfere with the present use or anticipated continuance of such use of the property, or (iv) to the extent created by or arising from actions of Buyer.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any entity that is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code.

            "Equipment Leases" means those operating and financial leases and conditional


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

sales contracts covering Fixed Assets which Seller may assign to Buyer without restriction or with the lessor's written consent.

            "Federal Funds Rate" means, for any day, the rate per annum (expressed on a basis of calculation of actual days in a year) equal to the "near closing bid" federal funds rate published in The Wall Street Journal on the Business Day following the Closing Date.

            "Fixed Assets" means all fixtures (including signage poles), leasehold improvements, furnishings, vaults, equipment (including, for example, all security equipment and ATMs, but excluding any other computer and telecommunications equipment), supplies (other than forms and other supplies which bear Seller's name or logo), and other personal property, that are owned or (to the extent of Seller's interest as lessee) leased by Seller, that are located at the Branch on the Closing Date, as detailed on Schedule 2.1(a).

            "FDIC" means the Federal Deposit Insurance Corporation.

            "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States, whether federal, state or local.

            "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated, under any applicable state or federal law relating to the protection, preservation or restoration of the environment, including, but not limited to, the following federal environmental laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act, the Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Solid Waste Disposal Act, the Toxic Substances Control Act and the Insecticide, Fungicide and Rodenticide Act, each as amended.

            "IRS" means the Internal Revenue Service.

            "Leased Realty" shall mean Seller's rights as lessee in and to any real property leased by Seller at the Branch as detailed under the List of Leases set forth at Schedule 1.2, together with all of Seller's rights and interests in the leasehold improvements therein.

            "Liabilities" has the meaning set forth in Section 2.2 of this Agreement.

            "Loans" has the meaning set forth in Section 2.3(a) of this Agreement.

            "Overdrafts" means those overdrafts of the book balance of any Deposit Accounts which are not overdrawn for more than seven days as of the Closing Date and which are not evidenced by a customer loan application and promissory note.

            "Person"  means an  association,  a corporation,  an  individual,  a
partnership,  a  trust  or  any  other  entity  or  organization,   including  a
Governmental Entity.


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

            "Retirement   Plans"   means  those   non-discretionary   individual
retirement accounts (IRAs) and Keogh retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee.

            "Tax" or "Taxes" shall include any of the following imposed by or payable to any governmental authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment, withholding or any other governmental charge of any kind whatsoever, in each case including any interest, penalty, or addition thereto, whether disputed or not.

            "Training  Expenses" means the overtime and  out-of-pocket  expenses
(meals and mileage) incurred by Seller as a result of any Buyer training conducted prior to Closing.

            "Welfare Benefit Plans" means those Benefit Plans which are "welfare benefit plans" as defined by ERISA.

          ARTICLE II. PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

      2.1 Purchase of Assets.
          ------------------

            Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer possession of and all right, title and interest of Seller in and to the following assets to Buyer (collectively, the "Assets") and Buyer agrees to purchase the same from Seller, as of the close of business on the Closing Date:

            (a) the Fixed Assets;

            (b) the Branch Cash;

            (c) the Overdrafts;

            (d) Seller's rights with respect to the Leased Realty;

            (e) the Loans transferred pursuant to Section 2.3 of this Agreement; and

            (f) With regard to each Retirement Plan, all of Seller's right, title and interest in and to the related plan or trustee or custodial arrangement, and in and to all assets held by Seller pursuant thereto.

      2.2 Assumption of Liabilities.
          -------------------------

            Buyer agrees to assume, pay, perform and discharge the following liabilities of Seller (the "Liabilities") as of the close of business on the Closing Date:

            (a) the Deposits and all terms and agreements relating to the Deposit


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      Accounts,  excluding the deposit accounts set forth at Schedule 2.2(a) and the following: escheatable Deposits, Deposits subject to or involved in litigation and Deposits in which Seller acts as fiduciary other than pursuant to the Retirement Plans;

            (b) Seller's duties and responsibilities relating to the Deposits arising after the Closing Date with respect to any applicable law;

            (c) Seller's duties and responsibilities with respect to any Equipment Leases;

            (d) Seller's duties and responsibilities with respect to the Retirement Plans other than those relating to Excluded Deposits; and

            (e) Seller's duties and responsibilities with respect to the Leased Realty.

            The Buyer is not assuming any liabilities relating to the Branch other than those expressly assumed under this Agreement.

      2.3 Transfer of Loans.
          -----------------

            (a) Subject to Section 4.6(g) and 6.12 of this Agreement, Seller shall transfer to Buyer all of Seller's right, title and interest (including accrued but unpaid interest and collateral relating thereto) in those loans selected by Buyer, as detailed on Schedule 2.3(a) (the "Loans"). The Loans (as well as any lien or security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law).

            (b) Seller and Buyer agree that Buyer will become the beneficiary of credit life insurance written on Loans and coverage will continue to be the obligation of the current insurer after the Closing Date and for the duration of such insurance as provided under the terms of the policy or certificate. If Buyer becomes the beneficiary of credit life insurance written on Loans, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Closing Date. After the Closing Date, Seller will promptly deliver to Buyer the proceeds of any credit life insurance relating to Loans inadvertently received by it. The parties' obligations in this Section 2.3(b) are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

            (c) In connection with the transfer of any Loans requiring notice to the borrower and the servicer, Buyer and Seller will comply with all notice and reporting requirements of the loan documents or of any law or regulation.

            (d) All Loans will be transferred without any warranties or representations as to their collectability or the creditworthiness of any of the obligors of the Loans, except as set forth at Section 4.6 of this Agreement.

            (e) Promptly after the Closing Date, Buyer will at its expense issue new coupon books or other forms of payment identification for payment of Loans for which


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

      Seller provides coupon books, with instructions to utilize Buyer coupons or forms and to destroy coupons furnished by Seller.

            (f) After the Closing Date, Seller will forward to Buyer, Loan payments received by Seller. If the balance due on any Loan has been reduced by Seller as a result of a payment by check or other instrument received prior to the Closing Date, and if such instrument is returned to Seller after the Closing Date as uncollectable, an amount in cash equal to such reduction shall be paid by Buyer to Seller upon receipt by Buyer of the next Loan payments from such borrower, and Seller shall assign promptly all right, title and interest in such uncollectable item to Buyer.

            (g) As of the Closing Date, Seller shall transfer and assign all files, documents and records related to the Loans to Buyer, including such information held in electronic form, and Buyer will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

      2.4 Transfer of Records.
          -------------------

            (a) At the Closing, Seller also shall transfer to Buyer possession and all right, title and interest of Seller in and to all books and records relating to the Assets and the Liabilities which are maintained at the Branch or otherwise in Seller's possession.

            (b) All books and records relating to the Assets and the Liabilities held by either Seller or Buyer after the Closing Date shall be maintained in accordance with (and for the period provided in) that party's standard recordkeeping policies and procedures and subject to applicable laws and regulations governing records retention. Throughout such period, the party holding such books and records shall comply with the reasonable request of the other party to provide copies of specified documents, at the expense of the requesting party. The requesting party shall give reasonable notice of any such request.

      2.5 Tax Matters.
          -----------

            Notwithstanding Section 2.6, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Seller if Seller shall have paid, any sales and use taxes and any interest and penalties thereon which are payable or arise as a result of this Agreement or the consummation of any of the transactions contemplated by this Agreement, excluding any taxes as a result of the sale and transfer of the Leased Realty (which shall be paid by Seller); provided, however, Seller shall be responsible for payment of any taxes or levies that may arise under the New Jersey Bulk Sales Act or any analogous statute or regulation in effect in the Commonwealth of Pennsylvania (including, without limitation, Section 1403 of the Pennsylvania Fiscal Code) with respect to the sale of the Branch and for all other transactions occurring on or prior to the Closing Date.

      2.6 Proration of Certain Items.
          --------------------------

            Except as detailed at Section 2.5 herein, all rental income or expenses associated with the operation of the Branch (including, but not limited to rental lease payments related to


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the Branch and any  security  deposits  or  prepaid  rents paid  related to such
Leased Realty), real estate taxes, personal property taxes (tangible or intangible), utility, water and sewer charges and assessments, and any and all other pre-paid charges related to the operation of the Branch (and from which the Buyer will derive a benefit after the Closing) shall be prorated between Buyer and Seller as of the close of business on the Closing Date. In addition, any quarterly assessments actually paid by Seller to the Deposit Insurance Fund of the FDIC prior to the Closing Date for the quarterly assessment period containing the Closing Date with respect to the Deposits, shall be prorated between Buyer and Seller as of the close of business on the Closing Date based upon the daily assessment rate in effect as of such assessment quarter with respect to Seller, the Deposits subject to assessment that actually transfer as of the Closing Date and the number of calendar days remaining until the end of such assessment quarter, such that Seller shall receive a reimbursement from Buyer for such number of calendar days remaining until the end of such assessment quarter.

      2.7 Back Office Conversion.
          ----------------------

            Seller and Buyer shall cooperate with each other and shall use their reasonable best efforts (consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Assets and the Liabilities which is maintained on Seller's data processing systems so that Buyer can incorporate such information into Buyer's data processing systems no later than the opening of business on the Business Day following the Closing Date, including testing of such data transfers prior to the Closing Date. Buyer shall bear the costs of any third-party programming requirements related to such data processing efforts.

      2.8 Certain Transitional Matters Following the Closing Date
          -------------------------------------------------------

            (a) Buyer agrees to honor in accordance with applicable law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and Buyer), all properly drawn and presented checks, drafts, electronic debits and credits and withdrawal orders presented to Buyer by mail, over its counters, throughout the check clearing system, and Automated Clearing House of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller, or by Buyer, and all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Buyer. Buyer's obligation under this Section to honor checks, withdrawal, draft forms and electronic debits and credits provided by Seller and carrying its imprint shall expire at the close of business on the 60th business day following the Closing Date or a date mutually agreeable to both parties.

            (b) If any of such depositors, instead of accepting the obligation of Buyer to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making such payment. Instead, Seller may, at its discretion, assume custody of the check or other item presented for payment, including electronic items, on an account which has been transferred with the Branch, batch such items and send them to Buyer by mail within one business day after receipt thereof by Seller. Seller shall not, at any time, be


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

      liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to Buyer.

            In order to reduce  the  continuing  charges to Seller  through  the check clearing system of the banking industry which will result from check forms of Seller being used after the Closing Date by the depositors whose accounts are assumed, Buyer agrees, at its cost and expense, on or immediately after (and in no event without the express written consent of Seller, if prior to) the Closing Date, to notify depositors of Buyer's assumption of Deposit Liabilities and, at its sole cost and expense and without cost to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of Buyer, with instructions to utilize Buyer's checks and to destroy unused checks of Seller as of the Closing Date. Buyer will send Seller a copy of notification letters forwarded to depositors by Buyer. Seller hereby agrees that after the 60th business day following the Closing Date or a date mutually agreeable to both parties, it shall, with respect to the Branch, at its sole option, either: (1) return such check or other item with reference to the maker thereof; or (2) assume custody thereof, batch the same and make it available to Buyer for pick-up in the manner aforesaid and telephone Buyer of the availability of the same for pick-up prior to 10:30 a.m. of the next banking day after receipt.

            (c) Buyer agrees, no later than the start of the second business day after demand by Seller, to pay Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Closing Date which is returned after the Closing Date as not collected less the Deposit Premium paid thereon. Buyer shall be required to make such payment for an item only up to the amount on deposit with Buyer in such depositor's account at the time Seller makes the demand aforesaid.

            (d) Buyer shall timely forward to Seller any mail, facsimile or other correspondence, received at any of the Branch after the Closing Date, that is (i) addressed to Seller, or (ii) addressed to Buyer but relating to an obligation of Seller that originated prior to the Closing Date.

            (e) Adjustments after the Closing Date shall be made daily as may be required. Such adjustments shall be by wire transfer.

            (f) At least ten (10) business days prior to the Closing Date, Buyer shall notify holders of ATM cards that all ATM cards held by Branch customers will be void as of the Closing Date.

      2.9 Information Returns.
          -------------------

            (a) Buyer shall file all required information returns with the Internal Revenue Service with respect to interest paid on the Deposits after the Closing Date, interest received on Overdrafts or Loans after the Closing Date, and any other information returns required with respect to the Assets and the Liabilities for the periods beginning after the Closing Date. Seller will file and otherwise distribute to Depositors and other parties as required by applicable law, all required information returns with the Internal Revenue Service and any information returns required by state or local tax authorities with respect to interest paid on the Deposits on or before the Closing Date, interest received on the


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

      Overdrafts  or  Loans  on or  before  the  Closing  Date,  and  any  other
      information   returns   required  with  respect  to  the  Assets  and  the
      Liabilities for periods ending on or before the Closing Date.

      (b) At the Closing or as soon thereafter as is practicable, Seller shall provide Buyer with a list of all Deposits for which Seller has not received a properly completed and currently valid Form W-8 or W-9 or on which Seller is back-up withholding as of the Closing Date. With respect to information returns filed and similar reporting made by Buyer within 12-months after the Closing Date, Seller agrees to indemnify Buyer in an amount equal to any initial penalty and interest imposed upon Buyer by the IRS or other Tax authorities or self-assessed by Buyer which Buyer is thereafter required to, and does, pay to the IRS where such penalty and interest arises out of actions taken or omitted to be taken by Buyer in reasonable reliance upon the representation provided by Seller under
      Section 4.16(b), and such penalty and interest does not result from an act or omission of Buyer not made in reliance upon such information. The term "interest" for purposes of this Section 2.9(b) includes interest accrued prior to the receipt by Buyer of a notice of penalty from the IRS regarding Form W-8 or W-9 (or other Tax authorities regarding similar forms) for the Deposits.

      2.10 Assignment and Assumption of Branch Lease.
           -----------------------------------------

            Promptly following execution of this Agreement, Buyer and Seller, shall use their commercially reasonable efforts to obtain any necessary Assignment from the landlord of the Leased Realty and any other party related to the Leased Realty effective as of the Closing Date; including such landlord's execution of the Consent to the Assignment and Estoppel Certificate in a form substantially similar to the form attached hereto as Exhibit C.

      2.11 Tax Allocation
           --------------

            (i) Seller and Buyer agree to allocate the consideration under this Agreement in such a manner as reasonably determined by Buyer in accordance with the rules under Section 1060 of the Code, subject to Seller's consent (which consent shall not be unreasonably withheld).

            (ii) Within sixty (60) days following the Closing, Buyer shall deliver to Seller a statement setting forth an allocation of the Purchase Price (the "Allocation"). Seller shall have a period of thirty (30) days following receipt of the Allocation in which to review the Allocation and raise any objections that Seller may have. Unless Seller timely objects, the Allocation shall become binding on the parties without further adjustment.

            (iii) If Seller timely objects to Buyer's proposed Allocation, Seller and Buyer shall use their best efforts to resolve the disagreement during the ten-day period following Seller's notice of objection. If the disagreement is not resolved during such ten-day period, the dispute shall be referred to the Dispute Resolver, which shall be asked (A) to determine whether it was unreasonable for Seller to withhold its consent to the Allocation proposed by Buyer and (B) if the Dispute Resolver determines that it was not unreasonable for Seller to withhold such consent, to specify those modifications required to be made so that Buyer's proposed Allocation would be in accordance with the rules under Section 1060 of the Code. The
Allocation proposed by Buyer, as modified by negotiation between Seller and Buyer and by any modifications implemented pursuant to the immediately preceding sentence, shall be deemed to be the "Final Allocation". All determinations under this Section 2.11 made by the Dispute Resolver shall be binding upon Buyer and Seller. Buyer and Seller shall share equally in the cost of any Dispute Resolver.

            (iv) Buyer shall prepare Form 8594 in a manner that reflects the Final Allocation. Seller and Buyer shall each file such Form 8594 when due.

            (v) To the extent consistent with applicable law, Seller and Buyer shall not file any Tax return or other documents or otherwise take any position with respect to Taxes that is inconsistent with the Final Allocation; provided, however, that neither Seller nor Buyer shall be obligated to litigate any challenge by a governmental authority to the Final Allocation.

            (vi) Seller and Buyer shall promptly inform one another of any challenge by any governmental authority to any allocation made pursuant to this
Section 2.11 and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

                           ARTICLE III. CONSIDERATION

      3.1 Calculation.
          -----------

            In consideration of Buyer's purchase of the Assets and its assumption of the Liabilities, Seller agrees to pay to Buyer in immediately available funds not later than 2:00 pm, New Jersey time, on the Closing Date an amount equal to the Deposits to be transferred, plus accrued interest on such Deposits to be transferred, plus any amount required to be paid by Seller pursuant to Section 6.13 less the sum of the following, in each case calculated as of the close of business on the Closing Date (except as otherwise detailed herein):

            (a) the sum of $50,000 as the aggregate purchase price for the Fixed Assets as of the Closing Date, as detailed on Schedule 2.1(a);

            (b) the amount of Branch Cash;

            (c) the principal amount of the Overdrafts, provided however that Seller shall refund to Buyer the amount of such Overdrafts to the extent that such amount shall remain uncollected as of 30 days following the Closing Date, plus accrued interest from the Closing Date through the date of collection at the contract rate determined in accordance with the policies of Seller as detailed at Schedule 3.1(c);

            (d) the net amount (which may be a negative amount) of taxes payable by Buyer and Seller under Section 2.5 (i.e., the amount payable by Buyer less the amount payable by Seller);

            (e) the net amount (which may be a negative amount) of any adjustments under Section 2.6 (i.e., the amount payable by Buyer less the amount payable by Seller);

            (f) an amount equal to the Amount of Deposit Premium. The "Amount of Deposit Premium" shall be equal to seven and 61/100 percent (7.61%) of the average closing daily Deposits attributable to the Branch for the five (5) calendar day period ending as of the calendar day two days prior to the Closing. For purposes of this subparagraph, Deposits shall exclude any pledged deposits or accounts where such pledged deposits or accounts secured by a loan that is not being transferred and any Excluded Deposits;

            (g) an amount equal to the Amount of Loan Premium. The "Amount of Loan Premium" shall be equal to one percent (1.00%) of the net book value of the Loans as of the last business day prior to the Closing; and

            (h) the Training Expenses.

      3.2 Settlement.
          ----------

            (a) Not later than three (3) business days prior to the Closing Date, Seller shall deliver to Buyer the Closing Statement prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit A to this Agreement, which shall be completed based upon information as of the close of business five business days prior to the Closing Date and shall be the basis of the payment made to Buyer's account as of the Closing Date in the manner detailed at Section 3.1 herein (the "Settlement Payment").

            (b) The parties shall cooperate in the preparation of the Adjusted Closing Statement within 30 days after the Closing Date, which shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit B to this Agreement, which shall be completed as of the close of business on the Closing Date. On the Business Day after Buyer and Seller agree to the Adjusted Closing Statement, or Buyer and Seller receive notice of any determination of the Adjusted Closing Statement under subsection (c) (the "Adjusted Settlement Date"), Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may be) an amount (the "Adjustment Payment") equal to the amount due stated on the Adjusted Closing Statement, plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily based on a 360-day year) equal to the daily Federal Funds Rate.

            (c) If the parties are unable to agree on the Adjusted Closing Statement within 30 days after the Closing Date, either party may refer the matter to the Dispute Resolver, and such Adjusted Closing Statement shall be modified by any such resolution and thereupon such Adjusted Closing Statement shall become final and binding on Buyer and Seller provided, however, for any claim that does not exceed $5,000 that in the event the fees of such Dispute Resolver as estimated by such firm would exceed fifty percent (50%) of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Seller, on the one hand, and Buyer, on the other hand. Such Dispute Resolver shall be instructed to resolve the disputed items within ten (10) Business Days of engagement, to the extent reasonably practicable. All determinations under this Agreement made by the Dispute Resolver shall be binding upon Buyer and Seller. Buyer and Seller shall share equally in the cost of any Dispute Resolver.

            (d) The Settlement Payment and the Adjustment Payment shall each be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two Business Days prior to such payment.

            (e) Any errors associated with the Deposits or other items or calculations as detailed on the Closing Statement or the Adjusted Closing Statement ("Mistakes-in-Fact") which are determined as of the date of the Adjusted Closing Statement shall be reconciled as of such date and appropriate adjustments of payments shall be made to Seller or Buyer, as appropriate, at such time. Notwithstanding the foregoing, or anything else herein to the contrary, any Mistakes-in-Fact which shall be determined by Seller or Buyer thereafter related to the transaction consummated under this Agreement shall nevertheless be reconciled by adjustment or payment to Seller or Buyer, as appropriate, within 30 days of such determination; provided that any such Mistakes-in-Fact must be determined within one year after the Closing Date in order for a claim to be made with respect thereto.

               ARTICLE IV. SELLER'S REPRESENTATIONS AND WARRANTIES

      Seller makes the following representations and warranties to Buyer.

      4.1 Power and Authority.
          -------------------

            (a) Seller has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Seller. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

            (b) The performance of this Agreement by Seller will not violate any provision of the Articles of Association or Bylaws of Seller, or any applicable law, rule, regulation, or order or any contract or instrument by which Seller or its Assets are bound, except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or operations of the Branch, taken as a whole, or the consummation of the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

      4.2 Litigation and Regulatory Proceedings.
          -------------------------------------

            There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Seller's knowledge) threatened against Seller or any of the Assets or the Liabilities, which alone, or taken in the aggregate, reasonably would be expected to have a Seller Material Adverse Effect. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement and Seller knows of no reason for any such opposition, disapproval or non-consent, including, but not limited to Seller's compliance with the Community Reinvestment Act, the Bank Secrecy Act and the Truth-in-Lending Act.

      4.3 Consents and Approvals.
          ----------------------

            Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Seller's consummation of the transactions contemplated by this Agreement, other than any required Assignments relating to the Leased Realty or any required lessor consents to the assignment of any the Equipment Leases, as detailed at Schedule 4.3, and as may be required as a result of any facts or circumstances relating solely to Buyer.

      4.4 Leased Realty.
          -------------

            Schedule 4.4 sets forth a true, correct and complete copy of the lease applicable to the Leased Realty.

      4.5 Fixed Assets.
          ------------

            Seller has good and marketable title to the Fixed Assets as detailed at Schedule 2.1(a), free and clear of all Encumbrances.

      4.6 Loans.
          -----

            (a) Seller owns, and will convey to Buyer at the Closing, all of Seller's right, title and interest to, all of the Loans, as set forth on
      Schedule 2.3(a), free and clear of any Encumbrances.

            (b) The collateral documents, evidence of security interest, notes, guarantees and other documentation relating to the Loans are sufficient to enforce such Loans against the obligors and any guarantors thereof in accordance with the terms of such Loans, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive relief or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought. Each Loan was made in the ordinary course of business and, unless approved by Seller in writing and documented in its files, no material provision of a Loan has been waived.

            (c) Each Loan (such term to include, for purposes of this paragraph, the principal documents relating in any way to such Loans, including notes, mortgages, security instruments and guarantees) was solicited, originated and exists in material compliance with all requirements of applicable federal, state and local laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit, equal credit opportunity and disclosure laws (for purposes of this clause (c), a Loan would not be in material compliance if the non-compliance adversely affects the value or collectability of such
      Loan).

            (d) Each Loan that is secured by collateral is secured by a perfected mortgage or security interest in the collateral in favor of Seller as mortgagee or secured party. No collateral has been released from the interest granted to Seller, unless approved by Seller and documented in its files.

            (e) As of the Closing Date, each Loan, except those loans secured by deposit accounts, including but not limited to savings accounts and certificates of deposit, and unsecured loans created by writing a check or similar instrument on an overdraft line of credit, will be not more than sixty (60) days past due and not otherwise in material default.

            (f) Seller is not aware of any acts or omissions that would give rise to any claim or right of rescission, setoff, counterclaim or defense by borrowers, obligors or any other person obligated to perform under any related Loan documents.

            (g) Buyer's sole remedy for a breach of the representations and warranties in this Section 4.6 with respect to a Loan or Loans on or prior to the Closing Date shall be Buyer's right to exclude such Loan or Loans from Schedule 2.3(a) and, in such event, such Loans or Loans shall not be transferred by Seller to Buyer pursuant to this Agreement. In addition, if the Buyer advises the Seller within sixty (60) calendar days after the Closing Date that there exists a breach of the representations and warranties in Section 4.6 with respect to a Loan, then Buyer shall have the right to immediately return such Loan to the Seller and receive a refund of the consideration paid with respect thereto provided that such determination by the Buyer is deemed reasonable and in good faith by the Seller.

      4.7 Compliance with Certain Laws.
          ----------------------------

            The Deposit Accounts were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders, and the Branch has been operated in compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules and orders, except for such instances of noncompliance which do not have, and are not reasonably likely to have, a Seller Material Adverse Effect.

      4.8 FDIC Insurance.
          --------------

            The Deposits are insured by the FDIC through the Deposit Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

      4.9 Absence of Employment Agreements.
          --------------------------------

            There are no employment agreements, contracts, incentive plans or similar agreements (other than such agreements, contracts and plans that will terminate automatically on the Closing Date and with no liability to Buyer) or disputes between Seller and Seller's Employees at the Branch, whether written or otherwise, relating to wages, hours, terms of employment, benefits or working conditions.

      4.10 Books and Records.
           -----------------

            The books and records of Seller respecting the operations of the Branch accurately reflect, in accordance with generally accepted accounting principles consistently applied, the amount of Branch Cash and the total balance of each Deposit Account, Loan and Overdraft being transferred to Buyer.

      4.11 Deposit Accounts.
           ----------------

            All of the Deposit Accounts were originated and have been administered in compliance, in all material respects, with the document governing the relevant type of Deposit Account and all applicable laws. Seller has properly accrued interest on the Deposit Accounts and the records respecting the Deposit Accounts accurately reflects such accruals of interest. Seller has delivered to Buyer a true and complete copy of each of the documents governing the Deposit Accounts and a true and correct copy of the current Deposit Account forms for each of the types of Deposit Accounts offered by Seller at the Branch.

      4.12 No Broker.
           ---------

            No agent, broker, investment banker or other person acting on behalf or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with this Agreement.

      4.13 Community Reinvestment Act.
           --------------------------

            Seller is in compliance in all material respects with the Community Reinvestment Act ("CRA") and its implementing regulations and, there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause bank regulatory authorities to deny any application or non-objection required to be filed pursuant to this Agreement. Seller has received a rating of not less than "satisfactory" on its most recent CRA examination. In addition, Seller has not been advised of any supervisory concerns regarding compliance with CRA.

      4.14 Contracts.
           ---------

            A complete and accurate list of all Equipment Leases and all other contracts relating to the Branch's operations is set forth at Schedule 4.14. Each Equipment Lease and contract included in the Assets or Liabilities to be expressly assumed by Buyer pursuant to Section 2.2 is valid and subsisting in full force and effect and Seller and, to Seller's knowledge, each other party thereto, has performed in all material respects all obligations required to be performed thereunder, and no condition exists which constitutes, or with notice or lapse of time, or both, would constitute, a material default. Each Equipment Lease and other contract included within the Assets or the Liabilities to be expressly assumed pursuant to Section 2.2 is assignable without the consent of any third party other than the consents listed on
Schedule 4.3 and the landlord of the Leased Realty. True and correct copies of all Equipment Leases and other contracts included within the Assets or the Liabilities to be expressly assumed pursuant to Section 2.2 have been made available to Buyer (or if requested by Buyer, delivered to it). Except for the Equipment Leases and contracts included within the Assets or included in the Liabilities that Buyer is expressly assuming in accordance with Section 2.2, all contracts set forth on Schedule 4.14 will be terminated by Seller without any obligation or liability being incurred by Buyer.

      4.15 Fiduciary Obligations.
           ---------------------

            Except for the Retirement Plans, Seller has no trust or fiduciary relationship or obligations in respect of any of the Deposit Liabilities or in respect of any other Assets being transferred or Liabilities to be assumed by Buyer hereunder.

      4.16 Tax Matters.
           -----------

            (a) All Tax returns with respect to the Assets or income therefrom, the Deposit Liabilities or payments in respect thereof or the operation of the Branch, that are required to be filed on or before the Closing Date have been or will be duly filed by Closing, and all Taxes shown to be due on such Tax returns have been paid in full or will be paid in full by Closing.

            (b) With respect to the Deposit Liabilities, Seller is in compliance with the law and IRS regulations relating to (i) obtaining from depositors of the Deposit Liabilities executed IRS Forms W-8 and W-9 when appropriate and (ii) reports of interest. Seller has either obtained a properly completed Form W-8 or W-9 when appropriate (and renewals of such forms, where required) or is back-up withholding on such account.

      4.17 Environmental Matters.
           ---------------------

            There is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose on Seller in connection with the Branch or the Assets any liability arising under any Environmental Laws (as defined below) pending, and Seller has not received any written notice or is otherwise aware of any threatened such proceeding, claim, action or governmental investigation; there is no reasonable basis of which Seller has knowledge for any such proceeding, claim, action or governmental investigation; and Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability with respect to any real property. Should Seller receive knowledge for any such proceeding, claim, action or governmental investigation, including locating information on a past proceeding, claim, action or governmental investigation, if any, Seller will promptly furnish such information to Buyer. For purposes of this Agreement, "Environmental Law" means all applicable federal, state and local environmental laws, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the
Occupational Safety and Health Act, as amended, regulations promulgated thereunder, and state counterparts, and obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, now or hereafter existing, relating to responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

      4.18 Branch Offices Within the Restricted Area.
           -----------------------------------------

            There are no branch offices operated by the Seller, in addition to the Branch, within the "Restricted Area" (as such term in is defined in Section 6.11(b)).

                ARTICLE V. BUYER'S REPRESENTATIONS AND WARRANTIES

      Buyer makes the following representations and warranties to Seller.

      5.1 Power and Authority.
          -------------------

            (a) Buyer has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Buyer. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

            (b) The performance of this Agreement by Buyer will not violate any provision of the Articles of Incorporation, Bylaws or similar governing documents of Buyer, or any applicable law, rule, regulation, or order or any contract or instrument by which Buyer is bound except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

      5.2 Litigation and Regulatory Proceedings.
          -------------------------------------

            There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Buyer's knowledge) threatened against Buyer or any of its properties or assets which alone, or taken in the aggregate, reasonably would be expected to have a Buyer Material Adverse Effect. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement, and Buyer knows of no reason for any such opposition, disapproval or non-consent, including, but not limited to Buyer's compliance with the Community Reinvestment Act, the Bank Secrecy Act and the Truth-in-Lending Act.

      5.3 Consents and Approvals.
          ----------------------

            Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Buyer's consummation of the transactions contemplated by this Agreement, other than any required Assignments relating to the Leased Realty or as set forth on Seller's Schedule 4.3, and other than what may be required as a result of any facts or circumstances relating solely to Seller.

      5.4 FDIC Insurance.
          --------------

            Buyer is authorized to hold Deposits that are insured by the FDIC through the Deposit Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

      5.5 No Broker.
          ---------

            No agent, broker, investment banker or other person acting on behalf or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with this Agreement.

      5.6 Community Reinvestment Act.
          --------------------------

            Buyer is in compliance in all material respects with the CRA and its implementing regulations and, there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency that may cause bank regulatory authorities to deny any application or non-objection required to be filed pursuant to this Agreement. Buyer has received a rating of not less than "satisfactory" on its most recent CRA examination. In addition, Buyer has not been advised of any supervisory concerns regarding compliance with CRA.

                   ARTICLE VI. ADDITIONAL AGREEMENTS OF SELLER

      6.1 Access to Seller's Premises, Records and Personnel.
          --------------------------------------------------

            (a) Upon execution of this Agreement, Seller shall give Buyer and its representatives such access to the Branch as Buyer may reasonably request, provided that Buyer does not unreasonably interfere with the Branch's business operations. Seller shall not be required to provide access to or to disclose information where such access or disclosure might violate or prejudice the rights of any customer or employee or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement. To the extent the confidential and proprietary information consists of "non-public personal information" within the meaning of the Gramm-Leach-Bliley Act Section 509(4), each party receiving such information shall take reasonable measures to: (i) ensure the security and confidentiality of such non-public personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of such non-public personal information; and (iii) protect against unauthorized access to or use of such non-public personal information.

            (b) Anything contained in this Agreement to the contrary notwithstanding, Seller shall not be required to disclose, or to cause the disclosure to Buyer or its representatives (or provide access to any offices, properties, books or records of Seller, that could result in the disclosure to such Persons or others), of any tax returns and/or any work papers relating thereto or any other confidential information relating to income or franchise taxes or other taxes of Seller, or trade secrets, patent or trademark applications, or product research and development belonging to or performed by or for Seller, nor shall Seller be required to permit or to cause others to permit Buyer or its representatives to copy or remove from the offices or properties of Seller any documents, drawings or other materials that might reveal any such confidential information; provided, however, Buyer shall have access to tax returns to the extent that liability for the taxes at issue could be imposed on Buyer.

            (c) At Buyer's request, Seller shall authorize and permit certain of its officers and members of management to engage in discussions with Buyer for the purposes of discussing the Branch business, and Buyer shall maintain the confidentiality of any information furnished by such officers or members of management of Seller pursuant to such discussions with Buyer.

      6.2 Regulatory Approvals.
          --------------------

            Seller agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Seller shall prepare and file any necessary regulatory notices and applications related to the transactions contemplated by this Agreement within 30 calendar days of the execution date of the Agreement. Seller also agrees to cooperate with Buyer in obtaining any regulatory approval that Buyer must obtain before the Closing. Seller shall notify Buyer promptly of any significant development with respect to any application it files under this Section. Seller also shall provide Buyer with a copy of any regulatory approval it receives under this Section, promptly after Seller's receipt of the same.

      6.3 Conduct of Business.
          -------------------

            Except as provided in this Agreement or as may otherwise be agreed upon by Buyer, Seller will continue to carry on the business at the Branch until the Closing in the ordinary course of business, consistent with prudent business and past practices. Seller shall not terminate the operation of the Branch, unless those operations cease due to events beyond Seller's control. Seller will notify Buyer of any event of which Seller obtains knowledge that would make any of Seller's representations under Article IV of this Agreement false in any material respect.

      6.4 Returned Items.
          --------------

            If Seller accepts an item before the Closing Date, which item is returned as uncollectible, and no offset of funds is available to Buyer, then Seller shall be liable for such item in an amount equal to the portion not covered by offset. Adjustment to the Settlement Payment will be made as necessary to reflect Seller's liability.

      6.5 Branch Property Lease.
          ---------------------

            Seller and Buyer shall use commercially reasonable efforts to obtain any necessary consents or non-objections of the landlord of the Leased Realty to the Assignment of the Leased Realty to Buyer, including such landlord's execution of the Consent and Assignment of Lease and Estoppel Certificate in the form substantially similar to the form attached hereto as Exhibit C.

      6.6 Employee Payroll.
          ----------------

            Seller shall not increase the wages of any employee of the Branch, as detailed at Schedule 6.6, other than in accordance with the salary budget guidelines presently in effect, as detailed at Schedule 6.6 and otherwise in the ordinary course of business consistent with past practice, without the approval of a representative of Buyer, which shall not be unreasonably withheld or delayed.

      6.7 Branch Operations.
          -----------------

            Seller shall not materially alter the products or services presently offered at the Branch or materially alter the pricing policy applicable to such products without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed.

      6.8 Final Payroll.
          -------------

            Seller shall pay all of its employees not later than as of the close of business on the Closing Date all sums due for all wages earned, including overtime pay, and all accrued, but unused paid time off days as of such time.

      6.9 Customer Records.
          ----------------

            At least thirty (30) days prior to the Closing Date, or as otherwise agreed, Seller agrees to provide to Buyer a list of all Deposits, identifying the types of each such deposit, the amount thereof, the interest rate(s) paid thereon, the name(s) and address(es) of each deposit as well as all other pertinent information regarding each depositor and his or her Deposit (including, without limitation, the amount of any Overdraft). Seller agrees to provide an updated list setting forth the same information with respect to each Deposit as of the same date that the Closing Statement is delivered to Buyer pursuant to Section 3.2(a) and as of the close of business as of the business day immediately preceding the Closing Date. Seller represents and warrants that each such list shall be true and correct as of the date it, or any update thereto, is delivered to Buyer. Buyer shall have the right, prior to the Closing Date, to review the books and records of Seller relating to such Deposits for the purpose of verifying the accuracy of the foregoing list.

      6.10 IRA and Keogh Plan Deposits.
           ---------------------------

            (a) On or before the Closing Date, to the extent that such accounts will transfer to Buyer, Seller shall: (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA and Keogh Plan of which it is the trustee or custodian; (ii) to the extent permitted by the documentation governing each such IRA or Keogh Plan and applicable law, appoint Buyer as successor trustee or custodian, as applicable, of each such IRA or Keogh Plan, and Buyer hereby accepts each such trusteeship or custodianship under the terms and conditions of Buyer's plan documents for its IRA and Keogh Plans, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date; and (iii) deliver to the IRA grantor or Keogh Plan named fiduciary, of each such IRA or Keogh

      Plan such notice of the foregoing as is required by the documentation governing such IRA or Keogh Plan or applicable law. Buyer shall be solely responsible for delivering its IRA and Keogh Plan documents to the applicable IRA grantor and Keogh Plan named fiduciary, including, but not limited to, a beneficiary designation form to be completed by the applicable IRA grantor or Keogh Plan participant; provided, however that in the event the IRA grantor or Keogh Plan participant dies before such time as Buyer receives a properly completed beneficiary designation form, Seller shall make available to Buyer such information as may exist in Seller's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or applicable law; (x) Seller is not permitted to appoint Buyer as successor trustee or custodian, or the IRA grantor or Keogh Plan or named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Buyer; or (y) such IRA or Keogh Plan includes assets that are not Deposits and are not being transferred to Buyer or the assumption of such deposit liabilities included in such IRA or Keogh Plan or would result in a loss of qualification of such IRA or Keogh Plan under the Code, all deposit liabilities of Seller held under such IRA or Keogh Plan shall be excluded from the Deposits. Upon appointment as a successor custodian for such IRAs or as a successor trustee for such Keogh Plans, Buyer shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable federal and state laws and regulations.

            (b) To the extent the Deposits include certain IRAs and Keogh Plans that are required to make certain periodic distributions to the IRA account owner or Keogh Plan or participant (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70-1/2, effective as of the Closing Date, Buyer agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Seller to Buyer. Buyer hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Seller agrees not to withhold the amount of such distributions from the aggregate amount of the Deposits.

            (c) At a reasonable time prior to the Closing Date, Seller shall provide to Buyer copies of all plan documents and beneficiary designation forms in Seller's possession with respect to the IRAs and Keogh Plans. Seller represents and warrants that all such copies of plan documents and beneficiary designation forms, and any other information regarding the Retirement Plans provided by it, will be true, correct and complete.

      6.11 Non- Solicitation After Closing.
           -------------------------------

            (a)  Seller  agrees  that,  for a period  of one (1) year  after the
      Closing, neither the Seller nor its Affiliates shall directly or indirectly solicit Bank Deposits (as hereinafter defined), loans or other banking business from customers of the Branch maintaining Deposits or having Loans transferred to the Buyer pursuant to this Agreement, or from any other depositor, borrower or customer of the Branch at the time of the Closing except that (a) nothing herein shall prevent Seller from making general solicitations of the public (or any segment of the public), through advertising campaigns or otherwise, for the purpose of having the public establish Bank Deposits of the Seller, so long as such solicitations are not specifically directed toward customers of the Branch, (b) nothing herein shall prevent Seller from soliciting so-called "brokered" certificates of deposit, and (c) nothing herein shall prevent Seller from displaying brochures and other marketing materials with respect to Bank Deposits at Seller's offices. As used herein, "Bank Deposits" means demand deposits, time deposits and certificates of deposit insured by the FDIC.

            (b) Seller agrees that, for a period of one (1) year after the Closing, Seller shall not, within the "Restricted Area" described below, open or maintain any banking branch office or purchase any single banking branch office from a third-party, other than a branch office operated by the Seller as of the date of the Agreement. For the purposes of this Agreement, the Restricted Area shall be defined as the geographic area within the Commonwealth of Pennsylvania within 5 miles of the Branch.

            (c) Seller agrees that unless prior written consent is obtained from the Buyer, for a period of one (1) year after the Closing, Seller shall not, and shall cause its Affiliates not to, solicit, employ, or induce, or attempt to employ, solicit or induce to become employed by Seller or such Affiliate or to leave the Buyer's employment, any former employee of the Seller that is a Transferred Employee.

            (d)  Notwithstanding  the foregoing,  the provisions in this Section
      6.11 shall not apply to Seller or its  successors or assigns if the Seller
      (a) is acquired in a merger or asset sale transaction with a third-party or (b) Seller acquires another bank, thrift or financial institution by merger or asset sale consisting of at least three retail banking offices and one or more of such offices falls within the Restricted Area.

      6.12 Loan Review
           -----------

            The Buyer may inspect all files and payment histories regarding the Loans and, based upon such review, prior to Closing, the Buyer may reject the purchase of identified Loans in the exercise of its good-faith discretion. In addition, for a period of 30 days after the Closing, Buyer has the right to return any Loan, and receive a refund of the consideration paid with respect thereto, which Loan is more than 30 days past due with respect to the payment of principal or interest, subject to a pending legal proceeding or subject to a bankruptcy proceeding as of the Closing Date.

      6.13 Environmental And Building Inspection
           -------------------------------------

            For a period of 45 days after the date of the Agreement, the Buyer at is own expense and with the prior written consent of the Landlord of the Leased Realty, may undertake a building inspection and Phase I environmental audit of the Leased Realty including, without limitation, such physical inspections of the Leased Realty as Buyer shall deem necessary or appropriate. In the event Buyer conducts any such inspection or audit and as a result thereof determines that a Phase II study is required, Seller shall have the option to either permit a Phase

II study, to be performed by a licensed and reputable environmental inspection company, or to terminate this Agreement. If the landlord of the Leased Realty does not provide its consent to an environmental audit or building inspection that Buyer desires to conduct or to the cure, prior to the Closing Date, of a "Material Defect" (as defined below) which is discovered as a result of such audit or inspection, Buyer shall have the right to terminate this Agreement.

            Buyer shall inform  Seller of any defect it discovers as a result of such environmental audit or inspection which is reasonably estimated to cost in excess of $5,000 to repair (any such defect being referred to as a "Material Defect"). Each such Material Defect shall be cured to the reasonable satisfaction of the Buyer within thirty days of such notice, and, in any event, not later than the date scheduled for the Closing. If any such Material Defect is not so cured prior the date scheduled for Closing, Buyer shall have the option of terminating this Agreement or requiring Seller to pay to Buyer the reasonable estimate of the cost to repair such Material Defect on the date scheduled for the Closing and Seller shall indemnify Buyer for any costs or expenses it subsequently incurs in repairing such Material Defect that are in excess of the amount reasonably estimated and paid by Seller on the Closing Date. In the event the landlord of the Leased Property prohibits any physical inspection or environmental audit that Buyer desires to conduct on the Leased Realty and Buyer elects not to terminate this Agreement and the Closing contemplated hereby occurs, then Seller shall indemnify Buyer for the costs and expenses it incurs in effectuating a repair of a Material Defect which it discovers within thirty days after the Closing Date.

      6.14 Prior Real Property Data.
           ------------------------

            Within thirty (30) days of the date of this Agreement, Seller shall furnish Buyer with copies of any prior environmental or title information relating to the Leased Realty that is readily in Seller's possession.

      6.15 Other Consents.
           --------------

            Seller shall use its reasonable best effort to obtain all consents to the assignments of the Equipment Leases detailed on Schedule 4.3.

      6.16 Insurance.
           ---------

            Seller will maintain in effect until and including the Closing Date casualty and public liability insurance policies relating to the Branch consistent with that which it maintains in connection with its other branch offices.

      6.17 Damage or Destruction.
           ---------------------

            If, prior to the Closing, the Leased Realty is damaged by fire, vandalism, acts of God, or other casualty or cause, and the Leased Realty is not repaired to substantially the same condition as existed immediately before such casualty prior to the date scheduled for Closing, then Buyer shall have the option of terminating this Agreement or proceeding with the Closing and accepting the Leased Realty as it is together with the insurance proceeds, if any, and the right to receive the same and Buyer shall receive a credit at the Closing in the amount of any deductible. If Buyer elects to proceed with the Closing, Seller agrees to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Buyer at Closing, in form and substance reasonable satisfactory to Buyer, its rights to such insurance proceeds (and pay over to Buyer any such proceeds already received), and Seller will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent.

      6.18 Certificate of Occupancy
           ------------------------

            Seller shall use commercially reasonable efforts to assist the Buyer in obtaining a Certificate of Occupancy and/or a Fire Safety Certificate, as and if applicable, to be issued by the appropriate municipal or county authority as of the Closing Date. In the event repairs are required in order to qualify for such Certificate(s), Seller shall indemnify Buyer for the costs of such repairs to the extend that such repairs are not required to be performed by the Landlord of such property at such Landlord's expense, if applicable.

                       VII. ADDITIONAL AGREEMENTS OF BUYER

      7.1 Regulatory Approvals.
          --------------------

            Buyer agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Buyer shall prepare and file all necessary regulatory notices and applications related to the transaction contemplated by the Agreement within 30 calendar days of the execution date of the Agreement. Buyer also agrees to cooperate with Seller in obtaining any regulatory approval which Seller must obtain before the Closing. Buyer shall notify Seller promptly of any significant development with respect to any application it files under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly after Buyer's receipt of the same. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Buyer shall not in any event be required to agree to any term or condition, or take any action, in order to obtain such regulatory approval which would adversely affect in a material way
(a) Buyer's operation of the Branch or (b) Buyer or any of its Affiliates with respect to their present business or activities.

      7.2 Change of Name, Etc.
          -------------------

            Immediately after the Closing, Buyer will (a) change the name and logo on all documents and facilities relating to the Assets and the Liabilities to Buyer's name and logo, (b) notify all persons whose Deposits are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the FDIC and any other regulatory authorities required as a result of the consummation of such transactions. Buyer agrees not to use any forms or other documents bearing Seller's name or logo after the Closing without the prior written consent of Seller, and, if such consent is given, Buyer agrees that all such forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Buyer as the party using the form or other document. As soon as practicable and, in any event, within seven calendar days after the Closing Date, Buyer will issue new checks reflecting its transit and routing number to customers of the Branch with check writing privileges. Buyer shall use its best efforts to encourage these customers to begin using such checks and cease using checks bearing Seller's name.

                        ARTICLE VIII. SELLER'S EMPLOYEES

      8.1 Transferred Employees.
          ---------------------

            (a) Buyer will notify Seller not later than 30 days prior to the Closing Date which employees of Seller it intends to offer to employ as of the day after the Closing Date. Seller's employees who become employees of Buyer after the Closing shall be referred to as "Transferred Employees." Seller shall be responsible for retaining or terminating the employment of its employees whom Buyer does not hire as of the day after the Closing, and Seller shall make payment of any severance and other payments due Seller's Branch employees that are not hired by Buyer.

            (b) Seller is responsible for the filing of Forms W-2 with the Internal Revenue Service and any required filing with state tax authorities, with respect to wages and benefits paid to each Transferred Employee for periods ending on or prior to the Closing Date.

      8.2 Employee Benefits.
          -----------------

            (a) From and after the Closing Date, Buyer shall provide the Transferred Employees with the employee benefits, if any, provided to similar employees of Buyer and its Affiliates, subject to the terms of Buyer's benefit plans;

            (b) Buyer will grant for purposes of determination of vacation benefits, severance pay and all welfare benefit plans (as defined in ERISA) past service credit to all Transferred Employees for periods of time credited to such Transferred Employees as employees of Seller. To the extent that any Transferred Employee has satisfied in whole or in part any annual deductible under a Welfare Benefit Plan, or has paid any out-of-pocket expenses pursuant to any Welfare Benefit Plan co-insurance provision, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under the benefit plans and programs provided to Transferred Employees by Buyer, and such plans and programs shall be applied without regard to any limitations relating to preexisting conditions or required physical examinations that would not otherwise apply under the respective Welfare Benefit Plans to the extent that such Transferred Employees are covered by the Welfare Benefit Plans on the Closing Date;

            (c) For Transferred Employees, the terms of their participation in Buyer's employee benefit plans, including credit for past service or contributions shall be determined by Buyer.

            (d) If applicable, Buyer agrees to permit and shall modify its existing defined 401(k) plan to the extent necessary to permit a trustee-to-trustee transfer from Seller's 401(k) plan of the vested account balances of participants in that plan who become employees of Buyer. Seller will cause the vested account balances of participants in Seller's 401(k) plan who become employees of Buyer to be transferred to Buyer's 401(k) plan in a trustee-to-trustee transfer.

            (e) Past service credit and credit for plan year deductibles under this Section 8.2 will only be given by Buyer to the Transferred Employees, and Buyer shall only be required to comply with Section 8.2(d), if no overly burdensome plan amendments to Buyer's plans are necessary and no significant expense would be incurred to implement such provisions.

      8.3 Training.
          --------

            Seller shall permit Buyer to train the Transferred Employees during the 30 day period before Closing with regard to Buyer's operations, policies and procedures at Buyer's sole cost and expense. This training shall take place outside of normal business hours and may, at Seller's option, take place at the Branch.

                      IX. CLOSING AND CONDITIONS TO CLOSING

      9.1 Time and Place of Closing.
          -------------------------

            The Closing shall be on a date mutually agreed upon by the parties (the date of the Closing, the "Closing Date"), which shall be no more than 45 days after the last regulatory approval or non-objection necessary for the Closing has been obtained (without regard to any statutory waiting periods following such approval), but in no event later than February 28, 2007 to the extent feasible and acceptable to Seller's and Buyer's respective data processing services. The Closing shall take place at Seller's offices located at 226 Landis Avenue, Vineland, New Jersey 08360 at 10:00 a.m. on the Closing Date, or at a time and place otherwise determined by mutual agreement of the parties.

      9.2 Exchange of Closing Documents.
          -----------------------------

            The parties shall exchange drafts of all documents to be delivered at the Closing (including a preliminary Closing Statement) at least three (3) Business Days prior to the Closing Date.

      9.3 Buyer's Conditions to Closing.
          -----------------------------

            Buyer's   obligations   to  purchase   the  Assets  and  assume  the
Liabilities is contingent upon and subject to the fulfillment of the following conditions in all material respects:

            (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement. Notwithstanding the foregoing, regulatory approval will not be deemed obtained if such approvals obtained impose a condition or requirement reasonably deemed by Buyer to (i) significantly limit or impair the ability of the Buyer to operate the Branch as contemplated by it or materially increase the costs of such operations so as to eliminate the opportunity for the Buyer to realize a reasonable return on its investment over time on the operation of the Branch or (ii) adversely affect in a material way Buyer or its Affiliates with respect to their present business or activities;

            (b) each representation and warranty of Seller in this Agreement being true and correct in all material respects (without giving effect to any materiality or Seller Material Adverse Effect qualification provisions contained therein) as of the Closing Date as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and all covenants and conditions of Seller to be performed or met by Seller on or before the Closing Date having been performed or met in all material respects;

            (c) Seller's delivery to Buyer of the following documents in form and substance reasonably satisfactory to Buyer:

                  (i) bills of sale, assignments and other instruments of transfer sufficient to convey to Buyer all of Seller's right, title, and interest in and to the Assets;

                  (ii) the  Assignment  of the Leased  Realty by the landlord of the Leased Realty effective as of the Closing Date, including the Consent to Assignment of the Lease and Estoppel Certificate in a form substantially similar to the form attached hereto as Exhibit C with respect to the remaining term of the Lease with respect to the Leased Realty, duly executed by such landlord;

                  (iii) a  certificate  executed  by an  appropriate  officer of
            Seller attesting to Seller's compliance with the conditions set forth in Section 9.3(b);

                  (iv) documentation executed by both parties with respect to the transfer of the trusteeship under the Retirement Plans;

                  (v) any other  consents  or  approvals  required,  other  than regulatory approvals, if any, related to the transfer of the Fixed Assets or the Equipment Leases.

                  (vi) a copy of a  resolution  of the Board of Directors or the
            Executive Committee of Seller approving this Agreement and the transactions contemplated hereby;

                  (vii) a certificate from the Secretary or Assistant  Secretary of Seller as to the incumbency and signatures of officers attesting to the authority of such officers to execute and deliver this Agreement and all related documents; and

                  (viii) such other instruments and documents as shall be reasonably requested by Buyer, all of which instruments and documents (as well as those listed above) shall be reasonably acceptable to Buyer; and

            (d) Buyer's agreement to receive the Closing Statement and the Settlement Payment as provided in Section 3.2, in a form substantially similar to that furnished pursuant to Section 9.2 herein, and Buyer's receipt in immediately available funds of the Settlement Payment.

            (e) The absence of any Seller Material Adverse Effect.

            (f) The absences of any instituted or threatened claim, suit, damage or litigation seeking to restrain the transaction contemplated by the Agreement which is reasonably evaluated so as to have the effect of materially impairing the Buyer's ownership of the Assets or the operation of the Branch.

      9.4 Seller's Conditions to Closing.
          ------------------------------

                  Seller's obligation to sell the Assets and transfer the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions in all material respects:

            (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement; Notwithstanding the foregoing, regulatory approval will not be deemed obtained if such approvals obtained impose a condition or requirement reasonably deemed by Buyer to (i) significantly limit or impair the ability of the Buyer to operate the Branch as contemplated by it or increase the costs of such operations so as to eliminate the opportunity for the Buyer to realize a reasonable return on its investment over time on the operation of the Branch or (ii) adversely affect in a material way, Buyer or its Affiliate with respect to their present business or activities.

            (b) each representation and warranty of Buyer in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Buyer to be performed or met by Buyer on or before the Closing Date having been performed or met in all material respects;

            (c) Buyer's delivery to Seller of the following documents in form and substance reasonably satisfactory to Seller:

                  (i) one or more executed instruments assuming the Deposits and all other Liabilities; and

                  (ii) a certificate executed by an appropriate officer of Buyer attesting, to the officer's best knowledge, to Buyer's compliance with the conditions set forth in Section 9.4(b).

      9.5 Survival of Representations and Warranties.
          ------------------------------------------

            Unless provided otherwise in this Agreement, Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate, instrument or document delivered by either party at the Closing or otherwise in accordance with this Agreement shall survive the Closing Date for a period of one year. Notwithstanding the foregoing, for tax matters set forth in this Agreement and for title representations and warranties set forth in Section
4.5 for Fixed Assets, Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate, instrument or document delivered by either party at the Closing or otherwise in accordance with this Agreement shall survive the Closing Date for the applicable statute of limitations period.

                             ARTICLE X. TERMINATION

      10.1 Termination by Either Party.
           ---------------------------

            Either party may terminate this Agreement upon written notice to the other if:

            (a) as a result of any material breach of any representation, warranty or covenant, the party terminating this Agreement has given the other party written notice of such breach and such breach is not cured within 30 days thereafter;

            (b) the Closing does not occur on or before February 28, 2007;

            (c) the other party so agrees in writing; or

            (d) Seller fails to obtain the necessary Assignment of the Leased Realty after Buyer and Seller both make commercially reasonable efforts to obtain such assignment, including the refusal by the landlord of the Leased Realty to execute the Consent to Assignment of Lease and Estoppel Certificate, in a form substantially similar to the form attached hereto as Exhibit C.

            The termination of this Agreement under subsection (a) shall not absolve the breaching party from any liability to the other party arising out of its breach of this Agreement.

                            ARTICLE XI. MISCELLANEOUS

      11.1 Continuing Cooperation.
           ----------------------

            (a) On and after the Closing Date, Seller agrees to execute, acknowledge and deliver such documents and instruments as Buyer may reasonably request to vest in Buyer the full legal and equitable title to the Assets and Liabilities.

            (b) On and after the Closing Date, Buyer shall execute, acknowledge and deliver such documents and instruments as Seller may reasonably request to relieve and discharge Seller from its obligations with respect to the Liabilities.

            (c) Seller and Buyer shall cooperate with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing upon request information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branch and promptly informing the other of the institution of, any material developments concerning, and the outcome of, the same.

            (d) Except as provided in Section 7.2, no interest in or right to use Sun National Bank's logo or its name, or any other similar word, name, symbol or device in which Seller has any interest by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing (collectively, the "Retained Names and Marks") is being transferred to Buyer pursuant to the transactions contemplated hereby. Unless permitted pursuant to Section 7.2, Buyer shall not after the Closing Date in any way knowingly use any materials or property, whether or not in existence on the Closing Date, that bear any Retained Name or Mark. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by Buyer of any Retained Name or Mark after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller from any and all claims (and all expenses, including reasonable attorneys' fees and disbursements incurred in connection with any such claim) that may arise out of the use thereof by Buyer.

      11.2 Merger and Amendment.
           --------------------

            This Agreement sets out the complete agreement of the parties with respect to the matters discussed in this Agreement, and it supersedes all prior agreements between the parties, whether written or oral, which apply to these matters. No provision of this Agreement may be changed or waived except as expressly stated in a document executed by both parties.

      11.3 Dispute Resolution.
           ------------------

            Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules for commercial arbitration then in effect at the district office of the American Arbitration Association ("AAA") nearest to Vineland, New Jersey, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the Parties may otherwise reach a mutual settlement of such issue.

      11.4 Indemnification.
           ---------------

            After  the  Closing  Date,  and  unless  otherwise  provided  in the
Agreement:

            (a) Buyer shall indemnify and hold Seller harmless from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branch after the Closing Date, and from any loss or damage resulting from any breach by Buyer of any representation, warranty or covenant of Buyer contained in this Agreement. If any claim or lawsuit is made or commenced as to which Seller proposes to demand such indemnification, it shall notify Buyer with reasonable promptness; provided, however, that any failure by Seller to notify Buyer shall not relieve Buyer from its obligations hereunder, except to the extent that Buyer is actually prejudiced by such failure to give notice. Buyer shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Seller and any counsel designated by Seller. Buyer shall be liable for any settlement of any claim or lawsuit against Seller made with Buyer's written consent, which consent shall not be unreasonably withheld.

            (b) Seller shall indemnify and hold Buyer harmless from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branch on or before the Closing Date, including, but not limited to the tax liabilities, and from any loss or damage resulting from any breach by Seller of any representation, warranty or covenant of Seller contained in this Agreement or in any certificate or other document delivered by Seller in connection with this Agreement. If any claim or lawsuit is made or commenced as to which Buyer proposes to demand such indemnification, it shall notify Seller with reasonable promptness; provided, however, that any failure by Buyer to notify Seller shall not relieve Seller from its obligations hereunder, except to the extent Seller is actually prejudiced by such failure to give notice. Seller shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Buyer and any counsel designated by Buyer. Seller shall be liable for any settlement of any claim or lawsuit against Buyer made with Seller's written consent, which consent shall not be unreasonably withheld.

            (c)  Notwithstanding  anything  to the  contrary  contained  in this
      Section 11.4, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $10,000.

            (d) Any disputes between the parties arising from claims for indemnification brought under this Section 11.4 shall be subject to the provisions of Section 11.3

            (e) Affiliates of the Buyer and the Seller shall each be entitled to the benefit of the indemnification provisions contained in this Section
      11.4 as if named as an additional indemnitee together with the party with whom it is Affiliated.

            (f) Notwithstanding anything in this Agreement to the contrary, for purposes of determining whether there has been a breach and the amount of any liability, loss or damage that is the subject matter of an indemnity claim, each representation or warranty contained in this Agreement shall be read without giving effect to any materiality or Seller or Buyer Material Adverse Effect standard or qualification that has the effect of making such representation and warranty less restrictive. Any indemnity payable pursuant to this Section 11.4 shall be paid within the later of 10 days after the indemnified party's request therefore (in the case of claims not involving a third party claim) or 10 days prior to the date on which the loss or expense upon which the indemnity is based is required to be satisfied or paid by the indemnified party. All indemnification payments shall include interest at the then prime rate as published from time to time in the Wall Street Journal plus 200 basis points per annum accruing from the date that the indemnified party incurs the indemnified liability, loss or damage up to and including the date of payment.

      11.5 Counterparts.
           ------------

            This Agreement may be executed in any number of counterparts, each of which will constitute an original, but all of which taken together shall constitute one and the same instrument.

      11.6 Exhibits and Schedules.
           ----------------------

            All exhibits and schedules referred to in this Agreement shall constitute a part of this Agreement.

      11.7 Assignment.
           ----------

            This Agreement is not assignable by either party without the written consent of the other party, which shall not be unreasonably withheld.

      11.8 Headings.
           --------

            The  headings   contained  in  this   Agreement   are  inserted  for
convenience only and shall not affect the meaning of this Agreement or any of its provisions.

      11.9 Notices.
           -------

            Any notice under this Agreement shall be made in writing and shall be deemed given when delivered in person, when delivered by first class mail postage prepaid (in which case the notice shall be deemed given on the third Business Day following the date on which the notice is postmarked), or when delivered by facsimile transmission, which transmission also shall be sent by first class mail, postage prepaid before the second Business Day following the transmission (in which case the notice shall be deemed given on the day transmitted if transmitted before or during normal business hours or, otherwise, on the next succeeding Business Day) to the parties at the respective addresses set forth below or at such other addresses as each party shall inform the other in writing.

      If to Buyer to:       Edward R. Wright
                            Senior Vice President and Chief Financial Officer
                            City National Bank of New Jersey
                            900 Broad Street
                            Newark, New Jersey 07102

      If to Seller to:      Dan A. Chila
                            Executive Vice President and Chief Financial Officer
                            Sun National Bank
                            226 Landis Avenue
                            Vineland, New Jersey 08360

      With a copy to:       Malizia Spidi & Fisch, PC
                            901 New York Avenue, NW
                            Suite 210 East
                            Washington, DC 20001
                            Attention: Richard Fisch, Esq.

      11.10 Expenses.
            --------

            Unless specifically stated to the contrary in this Agreement, each party will assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement, including, without limitation, that each party shall pay all fees and expenses associated with obtaining the required regulatory approvals with respect to such party. Each party shall be responsible for any fee payable to any agent, broker or finder acting on its behalf in this transaction.

      11.11 Notice to Customers/Public Disclosures.
            --------------------------------------

            As mutually agreed upon by the parties, Buyer and/or Seller shall notify holders of all accounts at the Branch prior to the Closing Date of the Transaction and its impact on such account holders.

            (a) Any press release, public notice or notice to local officials regarding this Agreement or the transactions contemplated herein to be made prior to the Closing Date shall be approved in writing by both parties prior to its release, unless such release or notice is mandated by law, regulations or regulatory authority. Where required, the approval of either party shall not be unreasonably withheld. Where approval is not required, the parties, nevertheless agree to confer prior to any such release or notice.

            (b) After all applicable regulatory approvals have been received, Buyer shall, at its expense, mail a notice to all depositors of the Branch whose accounts are to be assumed notifying them of the impending transfer of the banking business for that Branch to Buyer. Prior to mailing, Buyer shall submit the proposed form of such notice to Seller for review and approval, which approval shall not be unreasonably withheld.

            (c) After all applicable regulatory approvals have been received, Seller shall, at its expense, mail a notice to all depositors of the Branch whose accounts are to be assumed for the purpose of advising them of the transactions contemplated by this Agreement. Prior to mailing, Seller shall submit the proposed form of such notice to Buyer for review and approval, which approval shall not be unreasonably withheld. Alternatively, Seller may, at no expense to Seller, fulfill its obligations under this subsection (c) by joining in the notice to be mailed by Buyer pursuant to subsection (b) hereinabove.

      11.12 Governing Law; Jurisdiction.
            ---------------------------

            This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within the State of New Jersey, except to the extent that federal law shall be deemed to apply.

      11.13 No Third Party Beneficiaries.
            ----------------------------

            The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than Seller and Buyer.

      IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date first written on page one of this Agreement.

                                     Sun National Bank (Seller)


                                           /Dan A. Chila/
                                     -------------------------------------------
                                     By:   Dan A. Chila
                                     Its:  Executive Vice President and Chief
                                           Financial Officer


                                     City National Bank of New Jersey (Buyer)


                                           /Louis E. Prezeau/
                                     -------------------------------------------
                                     By:   Louis E. Prezeau
                                     Its:  President and Chief Executive Officer

                                AMENDMENT TO THE
                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

            This Amendment to the Agreement, dated as of March 8, 2007, is made by and between Sun National Bank, a national banking association organized under the laws of the United States of America and having its principal place of business in Vineland, New Jersey ("Seller"), and City National Bank of New Jersey, a national banking association organized under the laws of the United States of America and having its principal place of business in Newark, New Jersey ("Buyer").

      Whereas the Seller and the Buyer have previously entered into the Branch Purchase and Assumption Agreement, dated November 1, 2006 ("Agreement"), and

      Whereas, the parties now wish to make certain amendments to such Agreement ("Amendment") in order to more closely reflect the intentions of the parties.

      The parties, intending to be legally bound, do hereby agree as follows:

            1. Section 3.1 of the Agreement shall be amended by adding the following new Section 3.1(i) to provide as follows:

      (i) the aggregate unpaid principal balance plus accrued and unpaid interest as of the Closing Date with respect to the Loans.

Nothing contained herein shall be held to alter, vary, or affect any of the terms, provisions, or conditions of the Agreement other than as stated above. Except as noted herein, all of the provisions of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties to this Amendment to the Agreement has caused this Amendment to the Agreement to be executed by a duly authorized officer as of the date first written above.

                                     Sun National Bank (Seller)

                                           /Dan A. Chila/
                                     -------------------------------------------
                                     By:   Dan A. Chila
                                     Its:  Executive Vice President and Chief
                                           Financial Officer

                                     City National Bank of New Jersey (Buyer)

                                           /Louis E. Prezeau/
                                     -------------------------------------------
                                     By:   Louis E. Prezeau
                                     Its:  President and Chief Executive Officer


                                      -1-